EXHIBIT 10.4

POLAR WIRELESS CORP.

June 22, 2011

2231470 Ontario Inc.
800 Steeles Avenue West
Suite B10-114
Thornhill, Ontario
L4J 7L2

Attention: Mark Vainberg

Dear Mark:

Pursuant to our oral understanding, the following letter is intended to confirm the agreement between the undersigned and 2231470 Ontario Inc. regarding a proposed transaction with 2230354 Ontario Inc. (“223”).

The agreement hereby confirmed is that, in the event that a merger, amalgamation or similar transaction is completed between the undersigned and 223 whereby 223 becomes, directly or indirectly, wholly-owned by the undersigned (the “Transaction”), the undersigned will issue to you, as a finder’s fee, shares of Series A preferred stock of the undersigned with a redemption value equal to US$400,000. It is understood that these shares will be issued on closing of the Transaction, and that no representation or warranty is made as to the free-tradeability of such shares in your hands.

If the foregoing adequately documents our agreement, please confirm by signing below and returning a copy of this letter to the undersigned.

Yours very truly,

POLAR WIRELESS CORP.

Date	By:	/s/ George Perlin
Name
Title

George Perlin
President and Chief Executive Officer

We are in agreement with the above, and hereby so confirm on this 22nd day of June, 2011.

2231470 ONTARIO INC.
Per:	/s/ Mark Vainberg
Name: Mark Vainberg
Title: President